Exhibit 14.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 333-140701 and 333-149237) pertaining to the Employee’s stock option plan of Allot Communications Ltd. of our report dated May 7, 2009, with respect to the consolidated financial statements of Allot Communications Ltd. included in this Annual Report (Form 20-F) for the year ended December 31, 2008.

May 7, 2009 Tel-Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global